Exhibit 16.1



Letterhead


HJ & associates, LLC




March 27, 2002

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C., 20549

Re:      Geyser Group, Ltd.
         Commission File No.:  33-30158-A

We were previously the independent accountants for the Company and on September 21, 2000, we reported on the financial statements of the Company for the years ended April 30, 2000 and 1999.

We have read Item 4 of the Current Report on Form 8-K of Geyser Group, Ltd. dated March 19, 2002 and agree with the statements contained therein as they relate to our firm.

Very truly yours,

/s/HJ & Associates

HJ & associates, LLC
Certified Public Accountants